                                                  EXHIBIT 11, 1993 ANNUAL REPORT
                                                      FORM 10-K, COMMISSION FILE
                                                                   NUMBER 1-3671

                          GENERAL DYNAMICS CORPORATION

               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (a)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                         Year Ended 31 December
                                                                         ----------------------
                                                                 1993             1992               1991
                                                                 ----             ----               ----
NET EARNINGS:
Continuing Operations                                       $        270     $         305      $        274
Discontinued Operations:
    Earnings from operations                                         (30)              136               231
    Gain on disposal                                                 645               374                 -
                                                            ------------     -------------      ------------
                                                            $        885     $         815      $        505
                                                            ============     =============      ============

Weighted average common shares outstanding                    62,187,874        72,330,118        83,725,180
                                                            ============     =============      ============

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                                       $       4.27     $        4.05      $       3.22
Discontinued Operations:
    Earnings from operations                                        (.47)             1.81              2.72
    Gain on disposal                                               10.21              4.97                 -
                                                            ------------     -------------      ------------
                                                            $      14.01     $       10.83      $       5.94
                                                            ============     =============      ============

Common shares from above                                      62,187,874        72,330,118        83,725,180
Assumed exercise of options (treasury stock method)              994,276         2,925,890         1,029,376
Assumed issuance of common shares pursuant
    to incentive compensation awards (treasury
    stock method)                                                      -                 -           282,212
                                                            ------------     -------------      ------------
                                                              63,182,150        75,256,008        85,036,768
                                                            ============     =============      ============

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                                       $       4.27     $        4.03      $       3.20
Discontinued Operations:
    Earnings from operations                                        (.47)             1.80              2.70
    Gain on disposal                                               10.19              4.95                 -
                                                            ------------     -------------      ------------
                                                            $      13.99     $       10.78      $       5.90
                                                            ============     =============      ============

Common shares from above                                      62,187,874        72,330,118        83,725,180
Assumed exercise of options (treasury stock method)            1,085,702         3,266,410         1,626,658
Assumed issuance of common shares pursuant
    to incentive compensation awards (treasury
    stock method)                                                      -                 -           270,166
                                                            ------------     -------------      ------------
                                                              63,273,576        75,596,528        85,622,004
                                                            ============     =============      ============

(a) All share amounts and per share data have been restated to reflect the retroactive recognition of the two-for-one stock split effected in the form of a 100% stock dividend to be distributed on 11 April 1994 to shareholders of record 21 March 1994.